EXHIBIT 99.1

Medical Action Industries Reports Fourth Quarter and Annual Results for the Fiscal Year Ended March 31, 2014

BRENTWOOD, N.Y., June 11, 2014 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (the "Company") (Nasdaq:MDCI), a leading supplier of medical and surgical disposable products, today reported financial results for the fourth quarter and twelve months ended March 31, 2014 (such twelve month period, "fiscal 2014").

Additionally, on June 2, 2014, the Company completed its previously announced sale of its Medegen Medical Products, LLC subsidiary and certain other assets of its Patient Care business unit to Medira Inc., an affiliate of Inteplast Group, Ltd., for approximately $78,628,000, subject to customary post-closing adjustments. Consequently, the assets and liabilities associated with this divestiture are presented as "held for sale" on the Company's balance sheet as of March 31, 2014. Furthermore, all of the operational results for the Patient Care business unit have been reflected within the "income from discontinued operations, net of income taxes" line on the Company's statement of operations for the periods presented.

For the fourth quarter of fiscal 2014, the Company reported net sales of $72,482,000, gross profit of $14,466,000 or 20.0% of net sales and net income of $904,000 or $0.05 per diluted share.

For fiscal 2014, the Company reported net sales of $287,849,000, gross profit of $55,016,000 or 19.1% of net sales and net income of $4,192,000 or $0.25 per diluted share.

Paul D. Meringolo, Chief Executive Officer, said, "Fiscal 2014 was an eventful year. We produced market share gains in many of our key product categories and our management teams have made significant improvements with respect to profitability and operating results. Also, our recent divestiture of the Patient Care business unit has significantly improved our balance sheet and will facilitate our pursuit of synergistic business opportunities. I am looking forward to continuing to build stockholder value through the optimization of our remaining business units and by providing quality products and innovative solutions to enhance the patient experience."

Fourth Quarter Results for Fiscal 2014

Net sales for the three months ended March 31, 2014 were $72,482,000, which represents an increase of $3,113,000 or 4.5% from net sales of $69,369,000 for the comparable prior year period. The reported gross profit of $14,466,000 or 20.0% of net sales, represents a significant improvement over the gross profit of $12,759,000 or 18.4% of net sales reported in the comparable prior year period. This improvement is attributable to focused efforts on organic revenue growth, improved pricing disciplines, expense management and various cost of goods sold initiatives.

Net income for the three months ended March 31, 2014 amounted to $904,000 or $0.05 per diluted share, compared to reported net income of $719,000 or $0.04 per diluted share for the comparable prior year period. The results for the three months ended March 31, 2014 were negatively impacted by $390,000 in legal fees associated with the divestiture of the Patient Care business unit.

Annual Results for Fiscal 2014

Net sales for fiscal 2014 were $287,849,000, which represents an increase of $3,086,000 or 1.1% from net sales of $284,763,000 for fiscal 2013. The reported gross profit of $55,016,000 or 19.1% of net sales, represents a significant improvement over the gross profit of $50,897,000 or 17.9% of net sales reported in the comparable prior year period. This improvement is attributable to focused efforts on organic revenue growth, improved pricing disciplines and various cost of goods sold initiatives.

Net income for fiscal 2014 was $4,192,000 or $0.25 per diluted share, compared to a reported net loss of $54,856,000 or $3.35 per diluted share for fiscal 2013. The results for fiscal 2014 were negatively impacted by a non-cash write-off of deferred financing costs of $662,000 and $587,000 in legal fees associated with the divestiture of the Patient Care business unit. The write-off of deferred financing costs is included in interest expense and related to the repayment and cancellation of all amounts owed under a previous credit agreement. The financial results for fiscal 2013 were negatively impacted by $77,780,000 associated with a goodwill impairment charge.

Liquidity and Capital Resources

On June 2, 2014, the Company entered into the First Amendment to the Credit Agreement and Guaranty and Security Agreement (the "Amendment"), among the Company, as borrower and Wells Fargo Bank, National Association, as administrative agent and lender (the "Lender").

The Amendment amended the terms of the original Credit Agreement that the Company entered into with the Lender on May 17, 2013 (the "Credit Agreement") as follows: (a) the Lender's maximum total loan commitments under the Credit Agreement were reduced from $65,000,000 to $55,000,000, (b) provided no Event of Default (as defined in the Credit Agreement) occurs and is continuing, the unused line fee (the "Unused Line Fee") that the Company is required to pay the Lender, has been capped at 0.375% of the daily unused amount of the revolving loan commitments of the Lender during the period for which the payment is made, through and including December 31, 2014, and (c) solely for purposes of calculating the Unused Line Fee, the aggregate amount of the Lender's revolving loan commitments was deemed to be the lesser of $30,000,000 and the actual aggregate amount of the Lender's revolving loan commitments.

The Company's outstanding debt under the Credit Agreement was $40,112,000 at March 31, 2014, which represented a decrease of $12,588,000 from outstanding debt at March 31, 2013. As of March 31, 2014, (i) the Company had $21,874,000 available for additional borrowing under the Credit Agreement and (ii) the Company was in compliance with all covenants and financial ratios applicable under the Credit Agreement.

On June 2, 2014, the Company used approximately $39,953,000 of the $78,628,000 in proceeds from the divestiture of the Patient Care business unit to repay the outstanding debt in its entirety. The remainder of the proceeds amounted to approximately $38,675,000 and will be utilized to pursue strategic business opportunities and for working capital to support future growth in the Company's remaining business units.

Cash and cash equivalents were $97,000 at March 31, 2014, which represents a decrease of $461,000 from March 31, 2013. The Company believes that the anticipated future cash flow from operations, coupled with the Company's cash on hand and available funds under the Credit Agreement will be sufficient to meet working capital requirements for the next twelve months.

Investors Conference Call

The Company invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (EST) on June 11, 2014. You may listen to the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #56537571. The conference call will be simultaneously web cast on the Company's website: www.medical-action.com. The complete call and discussion will be available for replay on the Company's website beginning at 1:00 p.m. (EST) on June 11, 2014 until July 11, 2014.

About Medical Action Industries Inc.

Medical Action Industries Inc. (Nasdaq:MDCI), is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. The Company's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. The Company's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000® Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with the Company's suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, the Company's inability to successfully manage growth through acquisitions, the Company's failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of the Company's products, market price of the Company's Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in the Company's press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2014	March 31, 2013

ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$ 97	$ 558
Accounts receivable, less allowance for doubtful accounts of $501 at March 31, 2014 and $793 at March 31, 2013	32,890	32,615
Inventories, net	32,718	53,014
Prepaid expenses	913	1,424
Deferred income taxes	1,201	1,410
Prepaid income taxes	409	1,022
Other current assets	2,649	2,295
Assets held for sale, current	61,113	--

Total current assets	131,990	92,338

Property, plant and equipment, net of accumulated depreciation of $17,554 at March 31, 2014 and $38,069 at March 31, 2013	26,161	44,960
Goodwill	19,144	30,021
Other intangible assets, net	23,737	36,586
Other assets, net	2,912	2,994

Total assets	$ 203,944	$ 206,899

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 16,456	$ 13,523
Accrued expenses	21,924	25,106
Current portion of capital lease obligations	226	176
Current portion of long-term debt	40,112	1,370
Liabilities held for sale, current	4,200	--

Total current liabilities	82,918	40,175

Other long-term liabilities	1,012	595
Deferred income taxes	6,482	6,415
Capital lease obligations, less current portion	13,245	13,475
Long-term debt, less current portion	--	51,330

Total liabilities	103,657	111,990

Stockholders' Equity:

Common stock 40,000 shares authorized, $.001 par value; issued and outstanding 16,391 shares at March 31, 2014 and March 31, 2013	16	16
Additional paid-in capital	36,556	35,492
Accumulated other comprehensive loss	(651)	(773)
Retained earnings	64,366	60,174

Total stockholders' equity	$ 100,287	$ 94,909

Total liabilities and stockholders' equity	$ 203,944	$ 206,899

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net sales	$ 72,482	$ 69,369	$ 287,849	$ 284,763
Cost of sales	58,016	56,610	232,833	233,866
Gross profit	$ 14,466	$ 12,759	$ 55,016	$ 50,897

Goodwill impairment charge (reduction)	--	(829)	--	77,780
Selling, general and administrative expenses	12,503	12,403	48,744	48,155

Operating income (loss)	$ 1,963	$ 1,185	$ 6,272	$ (75,038)

Interest expense, net	691	1,202	4,003	4,767

Income (loss) from continuing operations before income taxes	$ 1,272	$ (17)	$ 2,269	$ (79,805)
Income tax expense (benefit)	766	607	1,162	(21,751)

Income (loss) from continuing operations	$ 506	$ (624)	$ 1,107	$ (58,054)

Income from discontinued operations, net of income taxes	398	1,343	3,085	3,198

Net income (loss)	$ 904	$ 719	$ 4,192	$ (54,856)

Basic earnings (loss) per share:
Net income (loss) from continuing operations	$ 0.03	$ (0.04)	$ 0.07	$ (3.54)
Net income from discontinued operations	0.03	0.08	0.19	0.19
Net income (loss)	$ 0.06	$ 0.04	$ 0.26	$ (3.35)
Weighted-average common shares outstanding (basic)	16,391	16,391	16,391	16,391

Diluted earnings (loss) per share:
Net income (loss) from continuing operations	$ 0.03	$ (0.04)	$ 0.07	$ (3.54)
Net income from discontinued operations	0.02	0.08	0.18	0.19
Net income (loss)	$ 0.05	$ 0.04	$ 0.25	$ (3.35)
Weighted-average common shares outstanding (diluted)	16,474	16,391	16,466	16,391

CONTACT: Brian Baker - Chief Financial Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600